EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated January 23, 2015, relating to the consolidated financial statements of Separation Degrees - One, Inc. and Subsidiaries, as of December 31, 2014 and to all references to our firm included in this Registration Statement.

/S BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

August 26, 2015